As filed with the Securities and Exchange Commission on August 3, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SKYWORKS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	04-2302115 (I.R.S. Employer Identification Number)
5260 California Avenue
Irvine, CA 92617
(949) 231-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert J. Terry, Esq.
Senior Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
(949) 231-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
P. Michelle Gasaway, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
2000 Avenue of the Stars, Suite 200N
Los Angeles, CA 90067
Telephone: (213) 687-5000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
SKYWORKS SOLUTIONS, INC.
Common Stock
Debt Securities
We may offer and sell our common stock, par value $0.25 per share, and/or debt securities from time to time in one or more offerings. We will provide specific terms of any offering of these securities, including the initial public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, and any related free writing prospectus carefully before you invest.
This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will be the initial public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWKS.”
Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 3, 2026

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under the automatic shelf process, we may offer and sell, from time to time, the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement containing specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, and any related free writing prospectus carefully before you invest.
You should rely only on the information contained or incorporated by reference into this prospectus, in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents or any earlier date as of which such information is given. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
References in this prospectus to the terms “Skyworks,” “Company,” “we,” “our” and “us” refer to Skyworks Solutions, Inc., a Delaware corporation, and its subsidiaries, except for descriptions of the terms of the securities or unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the “safe harbor” created by those sections. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “targets,” “will,” “would” and similar expressions or variations or negatives of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus. Additionally, forward-looking statements include, but are not limited to:
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our expectations and statements regarding the proposed combination with Qorvo, Inc.;

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the possible impacts of geopolitical conflicts, tariffs, export controls, inflation, recession, and global health crises;

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our plans to develop and market new products, enhancements or technologies and the timing of these development and marketing plans;

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our estimates of our future financial performance, including expenses, revenues, and profitability;

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our estimates of demand trends, market opportunities, and our market positioning, including the size of the markets for our products and services;

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our expectations related to the rate and degree of market acceptance of our products and our customers’ products;

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our estimates regarding our capital requirements and our needs for additional financing; and

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our estimates of the success of other competing technologies that may become available.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known and understood by us. Consequently, forward-looking statements involve inherent risks and uncertainties, and actual financial results and outcomes may differ materially and adversely from those in the forward-looking statements.
All forward-looking statements in this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) should be considered in the context of the risks and other factors described above and in Item 1A — Risk Factors in Part I of our Annual Report on Form 10-K for the fiscal year ended October 3, 2025, as amended, and Item 1A — Risk Factors in Part II of our Quarterly Reports on Form 10-Q for the quarterly periods ended January 2, 2026, April 3, 2026 and July 3, 2026. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated or deemed incorporated by reference herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) are cautioned not to place undue reliance on the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to these reports, as well as proxy statements on Schedule 14A, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “SEC Filings” page of our website at www.skyworksinc.com. The information contained on or accessible or available through our website is not incorporated into or part of this prospectus or any prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended October 3, 2025 filed with the SEC on November 7, 2025, as amended by our Annual Report on Form 10-K/A filed with the SEC on January 30, 2026;

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our Quarterly Reports on Form 10-Q for the quarterly period ended January 2, 2026 filed with the SEC on February 5, 2026, for the quarterly period ended April 3, 2026 filed with the SEC on May 5, 2026 and for the quarterly period ended July 3, 2026 filed with the SEC on July 28, 2026;

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our Current Reports on Form 8-K filed with the SEC on October 28, 2025 (Film No.: 251421257), October 28, 2025 (Film No.: 251421271; Item 8.01 only), November 14, 2025, November 24, 2025, December 12, 2025, January 30, 2026, February 3, 2026 (Item 8.01 only), February 11, 2026, May 5, 2026 (Item 8.01 only), May 19, 2026, May 20, 2026 (Film No.: 261004779), May 20, 2026 (Film No.: 261005210), June 12, 2026, July 28, 2026 (Film No.: 261211796), July 28, 2026 (Film No.: 261211815; Item 8.01 only), August 3, 2026 and August 3, 2026; and

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the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including the description of capital stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended October 3, 2025.

We do not, however, incorporate by reference in this prospectus or any prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01, and any Item 9.01 related thereto, of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.
You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
Attention: Corporate Secretary
Telephone: (949) 231-3000

OUR COMPANY
Skyworks, together with its consolidated subsidiaries, is a leading developer, manufacturer and provider of analog and mixed-signal semiconductor products and solutions for numerous applications, including aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet, and wearables.
Over the past two decades, Skyworks has made important investments to address key network technologies, from cellular to advanced Wi-Fi®, enhanced GPS, and Bluetooth®, among others. Capitalizing on both organic growth and strategic acquisitions, we are targeting high-growth verticals, while at the same time, seeking to diversify our revenue and customer set.
Targeted investments in next-generation technology and solutions, technical talent, and fabrication capabilities have created the opportunity to expand into high-growth market segments, including electric and hybrid vehicles, industrial and motor control, power supply, 5G wireless infrastructure, optical data communication, data center, automotive, smart home, and several other applications.
Our key customers include Amazon, Apple Inc., Arcadyan, Arris, Bose, Ciena, Cisco, Ericsson, Fibocom, Garmin, Gemalto (a Thales company), General Electric, Google, Honeywell, Itron, Lenovo, LG Electronics, Microsoft, Motorola, NETGEAR, Nokia, Northrop Grumman, OPPO, Rockwell Collins, Sagemcom, Samsung, Schneider Electric, Sierra Wireless, Sonos, Sony, Technicolor, Telit, Tesla, TP-Link, VIVO, and Xiaomi. Our competitors include Analog Devices, Broadcom, Cirrus Logic, Murata Manufacturing, NXP Semiconductors, Qorvo, Qualcomm, and Texas Instruments.
We operate worldwide with engineering, manufacturing, sales, and service facilities throughout Asia, Europe, and North America.
Our principal executive offices are located at 5260 California Avenue, Irvine, California 92617, and our telephone number at that address is (949) 231-3000. Our principal website is located at www.skyworksinc.com. The information contained on or accessible or available through our website is not incorporated into or part of this prospectus or any prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus or any prospectus supplement.

RISK FACTORS
An investment in our securities involves risk. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended October 3, 2025, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended January 2, 2026, April 3, 2026 and July 3, 2026, under the heading “Risk Factors” and other filings we may make from time to time with the SEC.
You should also refer to the other information contained in or incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference therein. Additional risks and uncertainties that are not yet identified may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from our sale of securities under this prospectus will be used for general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF COMMON STOCK
The following description of our common stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by, our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Fourth Amended and Restated By-laws, as amended (the “By-laws”). We encourage you to read our Certificate of Incorporation, our By-laws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), for additional information.
General
Our authorized capital stock consists of 550 million shares of capital stock, of which:
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525 million shares are designated as common stock, par value $0.25 per share; and

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25 million shares are designated as preferred stock, without par value.

Common Stock
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends and distributions declared by our Board of Directors out of assets or funds legally available. Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of our common stock are entitled to share ratably in all assets remaining after payment to creditors and the liquidation preference of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
No shares of preferred stock are outstanding. Pursuant to our Certificate of Incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue preferred stock from time to time in one or more series. Our Board of Directors may designate the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof, including dividend rights, redemption rights, sinking fund terms, liquidation preference terms, conversion rights, and voting rights. A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.
Description of Certain Terms in Our Charter Documents and Delaware Law That May Have Anti-Takeover Effects
Our Certificate of Incorporation and By-laws contain provisions that could have the effect of delaying, deferring, preventing, or discouraging another party from acquiring control of us.
Issuance of Undesignated Preferred Stock.   As discussed above under “Preferred Stock,” our Board of Directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could delay or deter hostile takeovers or changes in our control or management.
Limits on Ability of Stockholders to Call a Special Meeting.   Our By-laws provide that special meetings of the stockholders may be called only by a majority of our Board of Directors or by the Company’s secretary upon written request by stockholders holding at least twenty-five percent (25%) of the outstanding shares of common stock, subject to such stockholders’ compliance with certain other requirements. This may delay or impede the ability of our stockholders to force consideration of a proposal.
Prohibition on Stockholder Action by Written Consent.   Our Certificate of Incorporation provides that any action taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our By-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our Company.
Election of Directors.   Our Certificate of Incorporation and By-laws contain provisions that establish specific procedures for appointing and removing members of our Board of Directors. Under our Certificate of Incorporation and By-laws, vacancies and newly created directorships on our Board of Directors may be filled only by a majority of the directors then serving on the Board of Directors, and directors may only be removed from office by the affirmative vote of the holders of a majority of the shares of all classes of stock entitled to vote for the election of directors.
No Cumulative Voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation and By-laws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our Board of Directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board of Directors to influence our Board of Directors’ decision regarding a takeover or other corporate transaction.
Approval of Business Combinations.   Our Certificate of Incorporation requires that the affirmative vote of at least 80% of the shares of all classes of stock entitled to vote for the election of directors be obtained for a business combination unless approved by a majority of the members of the Board of Directors and, in the event that the other party to the business combination is the beneficial owner of 5% or more of our shares, a majority of the members of the Board of Directors in office prior to the time such other party became the beneficial owner of 5% or more of our shares. Our Certificate of Incorporation increases the approval threshold to 90% of the shares of all classes of stock entitled to vote for the election of directors in the case of a business combination with any “related person” (as defined in the Certificate of Incorporation). In addition to the provisions in our Certificate of Incorporation and By-laws, Section 203 of the DGCL generally provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder, unless a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder or specified stockholder approval requirements are met. The provisions of Delaware law and the provisions of our Certificate of Incorporation and By-laws could have the effect of discouraging others from attempting hostile takeovers or other transactions our Board of Directors does not approve in advance. These provisions might also have the effect of preventing changes in our management.
Amendment of Certificate of Incorporation.   Our Certificate of Incorporation includes a number of supermajority voting provisions that could make it more difficult to change certain of the provisions described above. These provisions require the affirmative vote of 80% of the shares of all classes of stock entitled to vote for the election of directors to amend or repeal the provisions of our Certificate of Incorporation relating to the election and removal of directors, the right to act by written consent, or the approval of a business combination, and the affirmative vote of 90% of the shares of all classes of stock entitled to vote for the election of directors to amend or repeal the provisions of our Certificate of Incorporation relating to the approval of a business combination with any related person.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWKS.”

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus and/or a free writing prospectus. We will also indicate in a prospectus supplement and/or a free writing prospectus whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
The debt securities will be issued under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, as it may be amended and supplemented from time to time. We have summarized select portions of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture. References to “Skyworks,” “we,” “us” or “our” in this section of this prospectus are, unless the context otherwise indicates, only to Skyworks Solutions, Inc. and not to any of its subsidiaries.
General
Unless otherwise specified in a supplement to this prospectus and/or a free writing prospectus, the debt securities will be our senior, direct, unsecured obligations and, as such, will be pari passu in right of payment with all of our senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (1) all indebtedness or other liabilities of our subsidiaries and (2) all of our secured indebtedness to the extent of the value of the collateral securing that indebtedness.
The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
Unless otherwise specified in the applicable prospectus supplement and/or free writing prospectus, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement and/or a free writing prospectus, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.
The applicable prospectus supplement and/or a free writing prospectus will set forth, among other things:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date, and the basis of computation of interest if other than on the basis of a 360-day year consisting of twelve 30-day months;
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the place or places where the principal of, premium and interest, if any, on the debt securities will be payable, and where the debt securities may be surrendered for registration of transfer or exchange;

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where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

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the period or periods within which the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the forms of the debt securities in fully registered form (and whether the debt securities will be issuable as global securities);

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the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

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whether the debt securities may be exchangeable for and/or convertible into shares of our common stock or any other security;

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any provisions relating to any security provided for the debt securities, and any subordination in right of payment, if any, of the debt securities;

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any addition to, deletion of or change in the events of default and acceleration provisions described under “— Events of Default” below and in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this “Description of Debt Securities” or in the indenture with respect to the debt securities;

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any other terms of the debt securities (which may modify or delete any provision of the indenture insofar as it applies to such debt securities); and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the indenture.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement and/or a free writing prospectus.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement and/or a free writing prospectus.

Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any redemption of debt securities of any series, neither we nor the registrar will be required to:
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issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption and ending at the close of business on the date such notice is sent; or

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register the transfer of or exchange any debt security of that series so selected for redemption in whole or in part, except the unredeemed portion of any series being redeemed in part.

We will initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary that we will identify in a prospectus supplement;

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be deposited with the trustee as custodian for the depositary or its nominee; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or such depositary has ceased to be a “clearing agency” registered under the Exchange Act, at a time when the depositary is required to be so registered in order to act as depositary, and we have not appointed a successor depositary within 90 days of receiving such notice or of becoming aware of such cessation;

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we, in our sole discretion, determine that such global securities shall no longer be represented by global securities as evidenced by a company order delivered to the trustee; or

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an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
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will not be entitled to have the debt securities registered in their names;

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will not be entitled to physical delivery of certificated debt securities; and

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will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement and/or free writing prospectus. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us or otherwise in accordance with the applicable procedures of the depositary. However, at our option, we may pay interest by mailing a check to the record holder.
We may also name any other paying agents in the applicable prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to applicable abandoned property laws, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Certain Covenants
The indenture will contain the following principal covenants:
Limitation on Liens
Except as otherwise set forth in the applicable prospectus supplement and/or a free writing prospectus, with respect to any series of debt securities, Skyworks will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Skyworks, any Significant Subsidiary or any other person without securing such series of debt securities equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:
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liens existing on the date of the indenture (or the applicable supplemental indenture, officer’s certificate or board resolution establishing such series of debt securities);

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(x) liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary and the proceeds and products of such assets (and the proceeds and products thereof); and (y) liens on assets or property at the time acquired; provided such indebtedness was not incurred in connection with such acquisition and such liens do not extend to any assets other than those so acquired (and the proceeds and products thereof);

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liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease (including any Capital Lease Obligations, or any synthetic, off-balance sheet or tax retention lease), improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;
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liens to secure any modification, extension, renewal, refinancing, replacement or refunding (or successive modifications, extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any indebtedness secured by liens referred to in the above three bullets or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same (or same type of) property which secured the lien modified, extended, renewed, refinanced, replaced or refunded, plus accessions, additions and improvements on such property and after-acquired property and the indebtedness so secured does not exceed the sum of (A) the greater of (x) the outstanding principal amount or, if greater, committed amount of the indebtedness secured by and (y) the fair market value (as determined by Skyworks’ board of directors) of the assets subject to such liens at the time of such modification, extension, renewal, refinancing, replacement or refunding, or such amendment, consent or waiver, as the case may be, plus (B) an amount necessary to pay accrued but unpaid interest on such indebtedness and any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs, expenses (including upfront fees, original issue discount (in lieu of upfront fees), consent fees, amendment fees or similar fees) or penalties incurred in connection with such modification, extension, renewal, refinancing, replacement or refunding;

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liens on property incurred in sale and leaseback transactions permitted under “— Limitation on Sale and Leaseback Transactions” below;

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liens in favor of only Skyworks or one or more subsidiaries granted by Skyworks or a subsidiary to secure any obligations owed to Skyworks or a subsidiary of Skyworks;

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liens on assets of any subsidiary of Skyworks registered or regulated as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act created or otherwise arising in the ordinary course of such subsidiary’s business;

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customary liens in respect of a deposit for the benefit of a holder of a series of debt securities for a discharge or defeasance of such series of debt securities or holders of other indebtedness for a discharge or defeasance of such other indebtedness;

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liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Skyworks or any subsidiary in the ordinary course of business;

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liens in favor of the trustee granted in accordance with the indenture;

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liens for taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days (or, if failure to pay prior to delinquency but after the due date does not result in additional material amounts being due, which are not yet delinquent by more than 30 days) or not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings and for which Skyworks or any subsidiary, as applicable, has maintained adequate reserves in accordance with GAAP;

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any attachment or judgment lien in existence less than 60 days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) Skyworks or any of its subsidiaries shall in good faith be prosecuting on appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

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liens securing swap contracts of Skyworks or any of its subsidiaries permitted to be incurred under the indenture;

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liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by Skyworks or any subsidiary in the ordinary course of business;

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liens on the assets of, or capital stock or other equity interests in, any subsidiary or any joint venture and which secures indebtedness or other obligations of such subsidiary or joint venture (or of another subsidiary);

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liens securing obligations under the Revolving Credit Agreement in an aggregate amount not to exceed $750 million; and

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liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “— Limitation on Sale and Leaseback Transactions” below, do not exceed 15.0% of Consolidated Net Tangible Assets measured at the date of incurrence of such liens.

Any lien created for the benefit of holders pursuant to the preceding paragraph may provide by its terms that any such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien securing such other indebtedness.
Limitation on Sale and Leaseback Transactions
Except as otherwise set forth in the applicable prospectus supplement and/or a free writing prospectus, with respect to any series of debt securities, Skyworks will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Skyworks or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Skyworks or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Skyworks or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing such series of outstanding debt securities) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).
In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “— Limitation on Liens” above include:
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temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

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leases between only Skyworks and one or more subsidiaries of Skyworks or only between or among subsidiaries of Skyworks;

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leases where the proceeds are at least equal to the fair market value (as determined by Skyworks’ board of directors) of the property and Skyworks applies within 270 days after the sale an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to (i) the retirement of long-term secured indebtedness, (ii) the acquisition, construction, development or improvement of properties, facilities or equipment or (iii) a combination thereof; and

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leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Consolidation, Merger or Transfer
Except as otherwise set forth in the applicable prospectus supplement and/or free writing prospectus, we may not merge or consolidate with or into any other person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to another person, unless:
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either (a) we shall be the continuing person or (b) the person (if other than us) formed by such consolidation or into which we are merged or to which all or substantially all of the properties and assets of us and our subsidiaries (taken as a whole) are sold, leased, conveyed, transferred or otherwise disposed of (i) shall be a person organized and existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

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immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time or both, would become a default or event of default, shall have occurred and be continuing;

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if, as a result of any such consolidation, merger, sale or lease, conveyance or transfer, our properties or assets would become subject to any lien which would not be permitted by the indenture without equally and ratably securing the debt securities of such series, we or such successor person, as the case may be, will take steps as are necessary to effectively secure the debt securities of such series equally and ratably with, or prior to, all indebtedness secured by those liens as and to the extent required by the indenture; and

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an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

The successor person formed by such consolidation or into which we are merged or any successor person to which such sale, lease, conveyance, transfer or disposition of all or substantially all of our and our subsidiaries’ properties and assets (taken as a whole) is made shall, in each case other than a lease, succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named in our place in the indenture; and thereafter we shall be discharged and released from all obligations and covenants under the indenture and the debt securities.
Events of Default
As used in this prospectus, “event of default” means, with respect to any series of debt securities, any of the following:
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default in the payment of any principal of or premium, if any, on the debt securities of such series when due (whether at maturity, upon optional redemption or otherwise);

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failure to pay any interest on any debt security of such series, when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the performance, or breach, of any covenant, warranty or agreement (other than as set forth in either bullet above) under the indenture in respect of the debt securities of such series; provided that a default as set forth in this bullet is not an event of default until the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of such series then outstanding deliver a notice to us that specifies the default, demands it to be remedied and states that such notice is a “Notice of Default” and we do not cure such default within 60 days after receipt by us of such Notice of Default or such longer time as may be specified in such Notice of Default;

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certain events of bankruptcy, insolvency or reorganization of us;

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(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness owing to any of our subsidiaries) outstanding in an amount in excess of $400 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness (other than indebtedness owing to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $400 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured; and

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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action we are taking or propose to take with respect thereto.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization of us) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of us) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare the principal of all outstanding debt securities of that series, and the interest accrued thereon, if any, to the date of acceleration to be immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of us, the principal amount of all the outstanding debt securities of the applicable series and accrued interest thereon, if any, will become and be immediately due and payable without any declaration or other act on the part of the trustee or the holders. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and waive such event of default and its consequences, except with respect to a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby, if (1) we have paid or deposited with the trustee a sum sufficient to pay (a) all overdue installments of interest, if any, on such series of debt securities, (b) the principal of (and premium, if any, on) any such series of debt securities which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate prescribed therefor by the debt securities of such series, to the extent that payment of such interest is lawful, (c) interest on overdue installments of interest at the rate prescribed therefor by the debt securities of such series, to the extent that payment of such interest is lawful, and (d) the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel, and all other amounts due the trustee under the indenture; and (2) all events of default, other than the non-payment of the principal, premium, if any, or interest of the debt securities of such series which have become due solely by such acceleration, have been cured or waived.
The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security and/or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture; such holder or holders have offered the trustee, and if requested, provided indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.
The indenture will require us to furnish to the trustee, within 120 days after the end of our fiscal year, a certificate stating whether the signers thereof have knowledge of any default by us in the performance of any of our covenants or agreements contained in the indenture. In addition, we are required to deliver to the trustee, within 90 days after the end of each fiscal year, an officer’s certificate stating that a review of our activities during the preceding fiscal year has been made with a view to determining whether we have kept, observed, performed and fulfilled our obligations under the indenture, and further stating whether we are in default in the performance or observance of any of the terms, provisions and conditions of the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in the payment of the principal of or interest or premium, if any, on any debt security of such series) with respect to debt securities of that series if and so long as the trustee determines in good faith that the withholding of such notice is in the interests of the holders of the outstanding debt securities of such series.
Definitions
The indenture will contain the following defined terms:
“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such person under GAAP; and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of the time of determination, (a) the total assets of Skyworks and its subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities of Skyworks and its subsidiaries, except for current maturities of long-term indebtedness and Capital Lease Obligations, and (ii) goodwill and other intangible assets of Skyworks and its subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the most recent consolidated balance sheet prepared by Skyworks in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (or comparable semiannual report) timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Skyworks) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“incur” means issue, assume, guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Skyworks or any direct or indirect subsidiaries of Skyworks, as to which the obligee with respect to such indebtedness or obligation has no recourse to Skyworks or any direct or indirect subsidiary of Skyworks or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or political subdivision thereof.
“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of May 21, 2021, among Skyworks, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the First Amendment, dated as of March 6, 2023, the Second Amendment, dated as of November 18, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time (such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing may be successive or non-successive); provided that any such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing is in the form of a revolving credit facility (or similar arrangement).
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.
“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and Waiver
We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:
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evidence the succession of another person to us and the assumption by any such successor of our covenants under the indenture and the debt securities pursuant to the merger and consolidation provisions of the indenture;

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add to our covenants for the benefit of holders of the debt securities or to surrender any right or power conferred upon us;

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add any additional events of default for the benefit of holders of the debt securities;

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add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form, or relating to the transfer and legending of the debt securities;

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secure the debt securities or add guarantees of the debt securities;

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add or appoint a successor or separate trustee;

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cure any ambiguity, defect, mistake or inconsistency;

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supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance (whether legal defeasance or covenant defeasance) or discharge of any series of debt securities;

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make any other change that would not adversely affect the contractual rights of any holders of the debt securities of the applicable series;

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make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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conform any provision in the indenture, or in the board resolution, officer’s certificate or supplemental indenture establishing the debt securities of any series, or the terms of the debt securities of any series, to the prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the debt securities of such series were offered; and

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reflect the issuance of additional debt securities of any series of debt securities.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the affected series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such securities).
However, no such modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:
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make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;

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reduce the rate of or extend the time of payment for interest on any debt security;

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reduce the principal amount or extend the stated maturity of any debt security;

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reduce the redemption price or repurchase price of any debt security, change the date on which any debt security is subject to redemption or repurchase (provided that this shall not apply to changes in the notice period for any redemption or repurchase) or add redemption or repurchase provisions to the debt securities;

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make any debt security payable in money other than that stated in the indenture or the debt security; or

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impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to the debt securities of such series. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to such debt securities, except a default not theretofore cured (1) in the payment of principal, premium, if any, or interest on any debt securities of such series, or (2) in respect of a covenant or provision in the indenture which the indenture (or the applicable board resolution, officer’s certificate or supplemental indenture establishing the series of debt securities) expressly provides cannot be amended without the consent of the holder of each outstanding debt securities of the applicable series affected thereby.
Discharge
The indenture shall, subject to certain obligations, cease to be of further effect with respect to debt securities of a series when (i) we deliver to the trustee all outstanding debt securities of that series (other than debt securities of that series replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of that series have become due and payable (whether by the sending of a notice of redemption or otherwise), or will become due and payable within one year whether at maturity, or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and in the case of clause (ii) we irrevocably deposit with the trustee U.S. dollars or non-callable U.S. government obligations or a combination thereof in such amounts sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of that series, including principal of and interest and premium, if any, thereon, and if in either case we pay all other sums payable by us with respect to the debt securities of that series under the indenture. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of that series on our demand accompanied by an officer’s certificate and an opinion of counsel.

Defeasance
We at any time may terminate all our obligations with respect to the debt securities of any series and the indenture as to all outstanding debt securities of such series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series, to maintain a registrar and paying agent in respect of the debt securities of that series and certain rights, privileges and immunities of the trustee and our obligations in connection therewith. We at any time may also terminate our obligations with respect to the debt securities of any series under the covenants described under “— Certain Covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale and Leaseback Transactions” and “— Certain Covenants — Consolidation, Merger or Transfer,” to maintain our corporate existence and under the third and fifth bullets under “— Events of Default,” which termination is referred to as “covenant defeasance.” We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
If we exercise our legal defeasance option with respect to the debt securities of any series, payment of the debt securities of that series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of that series may not be accelerated because of an event of default specified in the third and fifth bullets under “— Events of Default” above or as provided in any prospectus supplement and/or free writing prospectus.
The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:
•
we irrevocably deposit in trust with the trustee money or U.S. government obligations or a combination thereof, sufficient, in the opinion of, or based on a written report or certificate of, a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay and discharge the entire indebtedness on the debt securities of such series with respect to principal, premium, if any, and accrued and unpaid interest to the date of such deposit or to the maturity date or redemption date, as the case may be;

•
no event of default, or event which with notice or lapse of time would become an event of default, with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar substantially concurrent deposit relating to other indebtedness or other instruments being defeased, discharged, repurchased, redeemed, repaid or otherwise acquired or retired), and the granting of liens to secure such borrowing);

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the date of execution of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
•
through underwriters or dealers;

•
directly to purchasers;

•
in a rights offering;

•
in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through agents; or

•
through a combination of any of these methods.

The prospectus supplement will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
the anticipated net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents; and

•
any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of Skyworks Solutions, Inc. as of October 3, 2025 and September 27, 2024, and for each of the years in the three year fiscal period ended October 3, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of October 3, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Qorvo, Inc. and subsidiaries as of March 28, 2026 and March 29, 2025 and for each of the three years in the period ended March 28, 2026, appearing in Skyworks Solutions, Inc.’s Current Report on Form 8-K filed on May 20, 2026, and the effectiveness of Qorvo, Inc. and subsidiaries’ internal control over financial reporting as of March 28, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14    Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration, offering and sale of the securities:
Securities and Exchange Commission registration fee	$	*
Rating agency fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee’s fees and expenses		**
Transfer agent fees and expenses		**
Printing and distribution expenses		**
Miscellaneous		**
Total	$	**

*
Deferred in reliance upon Rule 456(b) and 457(r).

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15    Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Skyworks has included such a provision in Article Seventh of the Certificate of Incorporation.
In addition, Article Fourteenth of the Certificate of Incorporation provides that to the fullest extent permitted by law, no officer of Skyworks shall be liable to Skyworks or its stockholders for monetary damages for breach of fiduciary duty as an officer, except for liability (a) for any breach of the officer’s duty of loyalty to Skyworks or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the officer derived an improper personal benefit or (d) for any action by or in the right of Skyworks.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article III, Section 14 of the By-laws provides that a director or officer of Skyworks:
A.
shall be indemnified by Skyworks against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in any action, suit or proceeding (other than an action by or in the right of Skyworks) brought against such person by virtue of his or her position as a director or officer of Skyworks if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Skyworks, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

B.
shall be indemnified by Skyworks against all expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Skyworks brought against such person by virtue of his or her position as a director or officer of Skyworks if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Skyworks, other than with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to Skyworks unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

In addition, Article III, Section 14 of the By-laws provides that to the extent a director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in paragraphs A and B above, such person shall be indemnified by Skyworks against expenses (including attorneys’ fees) actually and reasonably incurred. Expenses will be advanced to a director or officer at such person’s request; provided that he or she undertakes to repay the amount received if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
Skyworks has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.
Item 16    Exhibits
The following is a list of all the exhibits filed as part of this registration statement.
1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Skyworks’s Annual Report on Form 10-K filed on November 7, 2025).
3.2	Fourth Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to Skyworks’s Current Report on Form 8-K filed on May 12, 2023).
4.1	Form of Indenture.
4.2*	Form of Debt Security.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm of Skyworks.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Qorvo.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under Indenture.
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

Item 17    Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 3, 2026.
SKYWORKS SOLUTIONS, INC.
(Registrant)
By:
/s/ Philip G. Brace

Philip G. Brace
President and Chief Executive Officer
Each person whose signature appears below constitutes and appoints Philip G. Brace and Philip Carter (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement (including a related registration statement filed pursuant to Rule 462 of the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Philip G. Brace Philip G. Brace	President and Chief Executive Officer (Principal Executive Officer)	August 3, 2026
/s/ Philip Carter Philip Carter	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2026
/s/ Christine King Christine King	Chairman of the Board	August 3, 2026
/s/ Alan S. Batey Alan S. Batey	Director	August 3, 2026
/s/ Kevin L. Beebe Kevin L. Beebe	Director	August 3, 2026
/s/ Eric J. Guerin Eric J. Guerin	Director	August 3, 2026
/s/ Suzanne E. McBride Suzanne E. McBride	Director	August 3, 2026

Signature	Title	Date
/s/ David P. McGlade David P. McGlade	Director	August 3, 2026
/s/ Robert A. Schriesheim Robert A. Schriesheim	Director	August 3, 2026
/s/ Maryann Turcke Maryann Turcke	Director	August 3, 2026